UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2021

DATA STORAGE CORPORATION

(Exact name of registrant as specified in its charter)

 (Former Name of Registrant)

Nevada	001-35384	98-0530147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

48 South Service Road

Melville, New York 11747

(Address of principal executive offices) (zip code)

212-564-4922

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Data Storage Corporation is filing this Amendment No. 1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2021 (the “Original Form 8-K”), to include information regarding net income for the fiscal quarters ended March 31, 2021 and March 31, 2020 and report all information as of May 6, 2021. For ease of reference, this Amendment No. 1 will amend and restate all of the information included in the Original Form 8-K and include the information about net income described in the previous sentence.

Item2.02.	Results of Operation and Financial Condition.

Data Storage Corporation (the “Company”) is reporting its expectations with respect to certain of its unaudited results for the three and months ended March 31, 2021 and 2020 based upon management estimates.

The Company’s consolidated financial statements for the three months ended March 31, 2021 are not yet available. The Company’s expectations with respect to its unaudited results for the period discussed below are based upon management estimates. The estimates set forth below were prepared based upon a number of assumptions, estimates and business decisions that are inherently subject to significant business and economic conditions and competitive uncertainties and contingencies, many of which are beyond the Company’s control. This summary is not meant to be a comprehensive statement of the Company’s unaudited financial results for this period and the Company’s actual results may differ from these estimates. On a preliminary unaudited basis, the Company expects sales for the three months ended March 31, 2021 to be between $2,450,000 and $2,600,000, as compared to sales of approximately $2,098,710 for the three months ended March 31, 2020. On a preliminary unaudited basis, the Company expects gross profit for the three months ended March 31, 2021 to be between $1,000,000 and $1,100,000, as compared to gross profit of $882,593 for the three months ended March 31, 2020. On a preliminary unaudited basis, we expect net income for the three months ended March 31, 2021 to be close to break even, as compared to a net loss of ($40,473) for the three months ended March 31, 2020. The estimates of sales, gross profit and net income are the Company’s preliminary estimates based on currently available information and they do not present all necessary information for an understanding of the Company’s financial condition as of March 31, 2021 or the Company’s results of operations for the three months ended March 31, 2021. As the Company completes the process of the Company’s quarter-end financial close and finalize the Company’s first quarter 2021 unaudited financial statements, the Company will be required to make significant judgments in a number of areas that may result in the estimates provided herein being different than the final financial information. The preliminary estimates have been prepared by and are the responsibility of the Company’s management. The Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to the preliminary estimates or the accounting treatment thereof and does not express an opinion or any other form of assurance with respect thereto. The Company expects to complete its unaudited financial statements for the quarter ended March 31, 2021 and file the related Form 10-Q in a timely fashion. It is possible that the Company or its independent registered public accounting firm may identify items that require it to make adjustments to the preliminary estimates of sales, gross profit and net income set forth above and those changes could be material. Accordingly, undue reliance should not be placed on the preliminary estimates. The preliminary estimates are not necessarily indicative of any future period and should be read together with the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its subsequent filings with the U.S. Securities and Exchange Commission, including subsequent periodic reports on Forms 10-Q and 8-K.

Item 7.01.	Regulation FD Disclosure.

On May 6, 2021, the Company reported its expectations with respect to certain of its unaudited results for the three months ended March 31, 2021.

The information furnished pursuant to this Current Report on Form 8-K, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATA STORAGE CORPORATION

Date: May 6, 2021	By:	/s/ Charles M. Piluso
Charles M. Piluso
Chief Executive Officer

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